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                                                                    EXHIBIT 99.2

               SECONDARY TRADING LEVELS OF COMPARABLE SECURITIES

                          Secondary Trading Comparables

                                                                           Spread to
     Company                   Ratings     Coupon   Maturity  Issue Size  Treasury (bps)
------------------           -----------  --------  --------  ----------  --------------
3 YEARS
FORD MOTOR CREDIT CO.           A1/A+      6.000%     01/03        1000     +80.0 bps
GMAC                            A2/A       6.750%     12/02         500     +83.0 bps
Daimler Chrysler NA             A1/A+      6.590%     06/02         350     +75.0 bps
CIT Group Holdings              A1/A+      6.500%     06/02         500     +78.0 bps
Household Finance Corp.         A2/A       7.625%     01/03         300     +88.0 bps
Countrywide Home Loan           A3/A       6.380%     10/02         150     +93.0 bps
Associates Corp NA             Aa3/AA-     6.000%     12/02         300     +79.0 bps

5 YEARS
FORD MOTOR CREDIT CO.           A1/A+      6.700%     07/04        4000     +93.0 bps
Associates Corp NA             Aa3/AA-     5.800%     04/04        1500     +89.0 bps
GMAC                            A2/A       6.850%     06/04        1500     +94.0 bps
Daimler Chrysler NA             A1/A+      6.900%     09/04        1500     +85.0 bps
CIT Group Holdings              A1/A+      7.125%     10/04        1000     +96.0 bps
Household Finance Corp.         A2/A       6.000%     05/04        1000     +102.0 bps
Countrywide Home Loan           A3/A       6.850%     06/04         750     +105.0 bps

10 YEARS
FORD MOTOR CREDIT CO.           A1/A+      7.375%     10/09        5000     +113.0 bps
Associates Corp NA             Aa3/AA-     6.250%     11/08        1500     +106.0 bps
GMAC                            A2/A       5.850%     01/09        1000     +114.0 bps
Daimler Chrysler NA             A1/A+      7.200%     09/09        2000     +105.0 bps
CIT Group Holdings              A1/A+      5.875%     10/08         200     +125.0 bps
Household Finance Corp.         A2/A       5.875%     02/09        1300     +123.0 bps
Countrywide Home Loan           A3/A       6.250%     04/09         600     +129.0 bps

Source:  Lehman Brothers
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